EXHIBIT 10.1

                      EXECUTIVE OFFICER SEVERANCE AGREEMENT


This Executive Officer Severance Agreement (the "Agreement") is effective as of March 30, 2001 ("Effective Date"), and is by and between _______________ (the "Executive"), an individual currently residing at ______________________
and Oak Technology, Inc.,   a Delaware corporation (the "Company"), with its
principal place of business at 139 Kifer Court, Sunnyvale, California 94086.

                               R E C I T A L S

     A. The Company desires to employ Executive and Executive desires to provide employment services to the Company, on all the terms and conditions set forth herein.

     B. The Board of Directors of the Company believes it to be in the best interest of the Company and its stockholders to provide the Executive with certain severance benefits should Executive's employment with the Company terminate under certain circumstances, and the parties wish to provide Executive with financial security and with sufficient incentive and encouragement for Executive to remain with the Company

     C.     Certain capitalized terms used in the Agreement are defined in
Section 8 below.


                              A G R E E M E N T

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Executive by the Company, the parties agree as follows:


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1.     Duties and Scope of Employment.   The Company has appointed Executive as
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 ______________________ of Company.   Executive shall have such other or
additional duties or positions with the Company, its subsidiaries or affiliates as the Company shall determine from time to time. The Executive shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during his employment. Executive shall devote his full time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and the Executive will use his best efforts to further the business of the Company and its affiliated entities. In connection with his employment under this Agreement, Executive shall be based at the Company's principal place of business which is currently located in Sunnyvale, California, but Executive understands and agrees that he may be required to perform services anywhere in the world, and will perform his employment at such location or locations as may be determined by the Company from time to time, subject to Section 8(b)(6).

2.     Base Compensation.   The Company will pay Executive a base annual salary
       -----------------
at the rate of $____________ ("Base Compensation"). The Company will pay the Base Compensation in accordance with normal Company payroll practices. The Base Compensation shall be reviewed annually and may be increased from time to time, in which case the "Base Compensation" will refer to the base salary earned by Executive at the time in question.

3.     Executive's Benefits.  The Executive shall be eligible to participate in
       --------------------
the employee benefit plans and any executive compensation programs maintained by the Company that are applicable to other officers of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, stock option, incentive or other bonus plans, life, disability, health, medical and hospital, accident and other insurance programs, paid vacations, and similar plans or programs that may exist, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question. The following additional Executive benefits will be made available:

     (a ) Bonus Eligibility and Payment.  The target amount of  Executive's
          -----------------------------
fiscal year 2001 bonus will be $______________. Actual payments under the bonus plan will be based on application of the terms of the published Executive Bonus Plan and the achievement of performance targets for both Company and Executive.

4.     Other Business Affiliations.  Subject to the provisions of Paragraph 7
       ---------------------------
hereof, Executive agrees that, without the approval of the Board of Directors the Company, he shall not, during the term hereof, devote any time to any business affiliation which would interfere with or derogate from his obligations under this Agreement other than that with the Company and any of its subsidiaries, parents or affiliates, other than assumption of positions as a member of a Board of Directors with outside companies, for which Executive shall be unrestricted in becoming a member, provided his fiduciary duties to Company are at all times maintained.

5.     Expenses.  The Company shall reimburse Executive for all reasonable
       --------
business expenses incurred in the performance of his duties hereunder on behalf of the Company, upon submission of expense reports to the extent necessary to substantiate the Company's federal income tax deductions for such expenses under the Internal Revenue Code (as amended) and the Regulations there under and according to such expense report regulations as may be established by the Board of Directors of the Company.

6.     Term and Termination.
       --------------------

     (a)     Term of Agreement.  Executive's employment with the Company under
             -----------------
this Agreement shall continue from the Effective Date to and including March 30, 2002, and automatically renew thereafter for additional successive twelve
(12) month terms until the obligations of the parties hereunder are satisfied.

     (b)     Termination for Cause.  The Board Of Directors may terminate this
             ---------------------
Agreement and the employment of Executive hereunder, with immediate effect, including, without limitation, the termination of all compensation and benefits (except as may be expressly provided in this Agreement), for Cause, as defined hereunder. However, the Executive shall remain eligible for severance and other benefits (if any) as may then be available under the Company's then existing severance and benefit plans and policies at the time of Executive's termination.


     (c)     Termination Not for Cause   If the Executive's employment is
             -------------------------
terminated for any reason other than Cause, or Executive's employment is terminated by Constructive Termination as defined in this Agreement, the Executive shall be entitled to receive the severance benefits stated in Section 7(a) below.


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     (d)     Executive's Resignation.  In the event Executive voluntarily
             -----------------------
resigns, and Executives has not notified the Company of his intent to exercise his Constructive Termination rights under this Agreement, Executive shall give the Board of Directors thirty (30) days written notice of resignation. Upon such notice, the Board of Directors, at its discretion, may terminate the relationship immediately, but in such event the Board of Directors obligation to Executive shall be limited to compensation through the remainder of the thirty (30) days resignation notice period.

     (e)     Return of Information.  On termination of employment for any
             ---------------------
reason, Executive will return to the Company all originals and copies of all or any part of: lists and sources of customers and suppliers; lists of employees; proposals to clients or drafts of proposals; business plans and projections; reports; job notes; specifications; and drawings pertaining to the Company or its customers; or any and all other things, equipment and written materials obtained by Executive during the course of employment from the Company or from any client of the Company, unless Company provided in writing its waiver of the forgoing.

7.     Severance Benefits.
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     (a)     Termination Not for Cause.  If the Board of Directors, or
             -------------------------
Executive's manager terminates Executive's employment for any reason other than Cause, or Executive's employment is terminated by Constructive Termination as defined in this Agreement, and Executive has notified Company that he intends to trigger his rights under Constructive Termination, the Executive shall be entitled to receive the following severance benefits:

          (i)     Severance Payments.
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          Guaranteed Severance Payments.  Subject to Executive entering into a
          -----------------------------
Release of Claims (in a form substantially similar to the release of claims attached as Exhibit A), Executive shall be entitled to receive severance payments for six (6) months ("Severance Period") from the date of termination at Executive's then current base salary, which may be greater than, but will not be less than the Base Compensation (the "Guaranteed Severance Payment"). The Severance Period will commence upon the last day of Executive's employment by Company as indicated in Executive's notification of termination as specified in Section 7(a), or any extensions thereto mutually agreed upon by Company and Executive in writing. The Guaranteed Severance Payment will be paid to Executive in accordance with the Company's standard payroll practices. Upon termination, Executive will also be entitled to receive a his then current targeted bonus, in an amount that would be payable if 100% of the targets for both Company and Executive had been achieved for the fiscal year of his termination as described in Section 3(a).

          (ii)     Medical Benefits. The Company, at the Company's sole
                   ----------------
expense, shall provide Executive (and, if applicable, his eligible dependents) with the same level of health coverage and benefits as in effect for Executive and his eligible dependents for the Severance Period, commencing on the day immediately preceding the day of the Executive's termination of employment (the "Company-Paid Coverage"), at the end of the Severance Period Executive and his eligible dependents shall be eligible to receive Company's standard medical benefits provided to terminating employees.


     (b )  Disability; Death.  If the Company terminates the Executive's
           -----------------
employment as a result of the Executive's Disability or if the Executive's employment terminates due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits pursuant to this Agreement, unless the Company has no benefit plan in place to account for death and disability of employees, in which case Executive will be entitled to receive the Guaranteed Severance Payment specified in Section 7(a)(i)(1). Executive shall remain eligible for those severance and other benefits (if any) as may then be available under the Company's then existing severance and benefits plans and policies at the time of Executive's termination or death.

     (c)     Stock Options.  All of Executive's options not otherwise forfeited
             -------------
due to lapse of time, in accordance with the Company's Stock Option Plan in effect, will continue to vest during the Severance Period, including grants made other than as provided herein. Executive will forfeit options that have not vested as of the end of the Severance Period, and will have ninety (90) days after the Severance Period to exercise the vested


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options in accordance with the Company's Stock Option Plan.   During the
Severance Period Executive shall not be subject to Company's blackout restrictions, but shall at all time adhere to Company's insider trading policies, pursuant to Section 7(f) hereunder.

     (d)     Insider Trading.  While Executive receives severance payments and
             ---------------
benefits, Executive will no longer be deemed a Section 16(b) officer, and will not be subject to the Company's blackout restrictions, but agrees to comply with the Company's Insider Trading Policy , and all applicable SEC Regulations governing the reporting and trading of Company's securities.

8.     Definition of Certain Terms.  The following terms referred to in this
       ---------------------------
Agreement shall have the following meanings for the purposes of this Agreement only:

     (a)     Cause.  "Cause" shall mean: (i) any act of personal dishonesty
             -----
taken by the Executive in connection with his responsibilities as _______________ and intended to result in substantial personal enrichment of the Executive; (ii) conviction of a felony resulting from any action or failure to act by the Executive in the performance of Executive's duties, that is injurious to the Company; (iii) a willful act by the Executive which constitutes gross misconduct and which results in material injury to the Company; (iv) continued violations by the Executive of the his material obligations under this Agreement that are demonstrably willful and deliberate on the Executive's part after there has been delivered to the Executive a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties; and (v) the breach by Executive of the non-competition provisions of this Agreement, or of the Company's standard form of confidentiality and proprietary inventions agreement, which shall be supplemental hereto and incorporated by reference herein.

     (b)     Constructive Termination.  "Constructive Termination" shall mean
             ------------------------
any of the following: (1) any material reduction in compensation, including bonus, unless such a reduction is applied, by resolution of the Board of Directors, to all members of the Company's officers; (2) reduction of
Executive's title;   (3) material reduction in Executive's responsibilities;
(4) material reduction in the number of Company employees in the organization for which Executive is responsible, said reduction not being based on voluntary resignation of Company employees, but through an internal reorganization, or other shifting of personnel that is not under the control of Executive; (5) a change in the Executive's reporting structure that would have him directly report to a person other than the Company's (or its successors as a result of a Change in Control) current CEO; or (6) a relocation of the Company's headquarters, or a relocation of Executive's office or principle place of business, that is more that 50 miles from Company's current Sunnyvale, California location.

     (c)     Disability.  "Disability" shall mean that Executive has been
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unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least ninety (90) days after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive's legal representative (such Agreement as to acceptability not
to be unreasonably withheld).  Termination resulting from Disability   may only
be effected after at least 30 days' written notice by the Board of Directors of its intention to terminate the Executive's employment. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.


     (d)     Change in Control.  "Change in Control" except as may otherwise be
             -----------------
provided in the Stock Option Agreement, means the occurrence of any of the following:
          (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

          (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

          (iii) A change in the composition of the Board, as a result of which fewer that one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or
(ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or
(iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

               (A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company; and

               (B) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

     A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

9.     No Breach of Duty.  Executive represents that Executive's performance of
       -----------------
this Agreement and as an employee of the Company does not and will not breach any agreement or duty to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to employment with the Company. Executive has not and will not enter into any agreement either written or oral in conflict with this Agreement. Executive is not presently restricted from being employed by the Company or entering into this Agreement.

10.     Successors.
        ----------

     (a)     Company's Successors.  Any successor to the Company (whether
             --------------------

direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law.

     (b)     Executive's Successors.  The terms of this Agreement, and all
             ----------------------
rights of the Executive hereunder, shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

11.     Notice.
        ------

     (a)     General.  Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its V.P. General Counsel.

     (b)     Notice of Termination.  Any termination by the Company for Cause
             ---------------------
pursuant to Section 6(b) hereof shall be communicated by a notice of termination to the Executive given in accordance with Section 12(a) of


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this Agreement.  Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

12.     Arbitration.
        -----------

     (a) The Board of Directors and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, the interpretation, validity, construction, performance, breach, or termination hereof, or any of the matters herein released, excepting claims under applicable workers' compensation law and unemployment insurance claims, shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the
arbitrator's decision in any court having jurisdiction.   Executive and the
Board of Directors hereby waive any rights each may have to a jury trial. This provision confers complete and total jurisdiction for final, binding arbitration with full and complete relief for any and all covered disputes, including all contract, tort, and statutory claims, and any other causes of action unless otherwise prohibited by law. This arbitration provision will survive after the termination of this Agreement.

     (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the Parties are participants.

     (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, OR ANY OF THE MATTERS HEREIN TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS.

13.     Miscellaneous Provisions.
        ------------------------

     (a)     Waiver.  No provision of this Agreement shall be modified, waived
             ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (b)     Whole Agreement. This Agreement constitutes the entire agreement
             ---------------
of the parties with respect to the subject matter hereof and supersedes in its entirety any and all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof.

     (c)     Choice of Law.  The validity, interpretation, construction and
             -------------
performance of this Agreement shall be governed by the internal substantive laws but not the choice of law rules of the State of California.

     (d)     Severability.  The invalidity or unenforceability of any provision
             ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (e)     No Assignment of Benefits.  The rights of any person to payments
             -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by


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operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this
Section 14(e) shall be void.

     (f)     Employment Taxes.  All payments made pursuant to this Agreement
             ----------------
will be subject to withholding of applicable income and employment taxes.


     (g)     Counterparts.  This Agreement may be executed in counterparts,
             ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Oak Technology, Inc.                          Executive

By:                               By:
    -----------------------------      -------------------------------------
Title:                              Title:
       ----------------------------         --------------------------------

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Exhibit A

          In consideration for Executive accepting the benefits under his Executive Officer Severance Agreement dated March 30, 2001, Executive agrees to release Company of all claims arising from his employment as set forth below.

Executive hereby forever waives for himself, his attorneys, heirs, executors, administrators, successors and assigns any claim against Company, including its subsidiaries, affiliates, insurers, shareholders, officers, directors and employees (the "Parties Released"), for any action, loss, expense or any damages arising from any occurrence from the beginning of time until the date of the signing of this Agreement and arising or in any way resulting from Executive's employment with Company or the termination thereof. The only exceptions to the above waiver are claims by Employee under any worker's compensation or unemployment statutes and any right arising under this Agreement. Employee represents that he has no current intention to assert any claim on any basis against the Parties Released. Company releases its claims on intellectual property created by Employee after the date of execution of this Agreement.

EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER SIGNING THIS RELEASE. EXECUTIVE MAY REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO COMPANY WITHIN SEVEN DAYS FOLLOWING ITS EXECUTION. THIS RELEASE SHALL NOT BECOME EFFECTIVE AND BINDING UNTIL SUCH
PERIOD HAS EXPIRED.   EXECUTIVE WILL RETURN ALL CONSIDERATION AND BENEFITS
PROVIDED IN CONNECTION WITH THE GRANTING OF THIS RELEASE IF HE REVOKES THE RELEASE.

In the event of breach of this Agreement by Company, Executive's exclusive remedy for such breach shall be limited to the enforcement of the terms of this Agreement.

COMPANY:                              EXECUTIVE:
Oak Technology Inc.


By:                                      Name:
    -----------------------------------         -------------------------------


Title:
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